                                                                   EXHIBIT 23.2



MANHEIM
AUCTIONS

                                                                   March 8, 2001
                                                         Telephone: 404-269-7065
                                                               Fax: 404-843-5378
                                               Online: www.george.largay@cox.com



Ariel Amir

Executive Vice President and General Counsel
Autobytel.com inc.
18872 MacArthur Boulevard

Irvine, CA 92612-1400

Dear Mr. Amir:

This letter will serve as permission to use our statistics, with proper attribution, in your Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

As reflected in the attached 2001 Used Car Market Report, the size of the U.S. automotive market (new and used) in 1999 and 2000 was $702 billion and $744 billion, respectively. Broken into the new and used components, those dollars are 1999: new=$348 billion, used=$353 billion, total=$702 billion (rounded up):
2000 new=$380 billion, used=$363 billion, total=$744 billion (rounded up).

I'll overnight hard copies of this letter and the full report to you later today.



Sincerely,

/s/ George Largay

George Largay
Director of Communications



1400 LAKE HEARN DRIVE, NE
ATLANTA, GEORGIA 30319
800-777-2053
http://www.manheim.com